Exhibit 10.2

KURA ONCOLOGY, INC.

RESTRICTED STOCK PURCHASE AWARD NOTICE

(AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN)

Kura Oncology, Inc. (the “Company”), pursuant to its Amended and Restated 2014 Equity Incentive Plan (the “Plan”), hereby grants to Participant the right to purchase the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Purchase Award Notice (this “Award Notice”) and in the Restricted Stock Purchase Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Award Notice but defined in the Plan or the Restricted Stock Purchase Agreement will have the same definitions as in the Plan or the Restricted Stock Purchase Agreement. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Purchase Price per Share:
Total Purchase Price:

Vesting Schedule: [The shares vest in a series of forty-eight (48) successive equal monthly installments measured from the Vesting Commencement Date, subject to Optionholder’s Continuous Service as of each such date.]

Payment: By cash or check.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Notice, the Restricted Stock Purchase Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions. Participant acknowledges and agrees that this Award Notice and the Restricted Stock Purchase Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Award Notice, the Restricted Stock Purchase Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) stock previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award.

KURA ONCOLOGY, INC.	PARTICIPANT:

By:	By:
Signature	Signature
Name:	Name:
Title:	Date:
Date:

ATTACHMENTS: Restricted Stock Purchase Agreement; Amended and Restated 2014 Equity Incentive Plan; Assignment Separate from Certificate; Joint Escrow Instructions

ATTACHMENT I

RESTRICTED STOCK PURCHASE AGREEMENT

(AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN)

Kura Oncology, Inc. (the “Company”) wishes to sell to you, and you wish to purchase, shares of Common Stock from the Company, pursuant to the provisions of the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”).

Therefore, pursuant to the terms of the Restricted Stock Purchase Award Notice (the “Award Notice”) and this Restricted Stock Purchase Agreement (this “Agreement”) (collectively, the “Award”), the Company grants you the right to purchase the number of shares of Common Stock indicated in the Award Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan.

The details of your Award are as follows:

1. AGREEMENT TO PURCHASE. You hereby agree to purchase from the Company, and the Company hereby agrees to sell to you, the aggregate number of shares of Common Stock specified in your Award Notice at the specified Purchase Price per Share. You may not purchase less than the aggregate number of shares specified in the Award Notice.

2. CLOSING. The purchase and sale of the shares will be consummated as follows:

(a) You may purchase the shares by delivering the Total Purchase Price referenced in your Award Notice to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the Date of Grant specified in the Award Notice (or at such other time and place as you and the Company may mutually agree upon in writing) along with such additional documents as the Company may then require.

(b) You agree to execute two (2) copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached to the Award Notice as Attachment III and to execute Joint Escrow Instructions substantially in the form attached to the Award Notice as Attachment IV and to deliver the same to the Company, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

3. METHOD OF PAYMENT. You may make payment of the Purchase Price in cash or by check.

4. VESTING. The shares you purchase will vest as provided in your Award Notice, provided that vesting will cease upon the termination of your Continuous Service.

5. NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to your Award and your Purchase Price per Share in your Award Notice will be adjusted for Capitalization Adjustments.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not purchase any shares of Common Stock under your Award unless the shares of Common Stock issuable upon such purchase are then registered under the Securities Act or, if not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the Securities Act. The purchase of shares under your Award also must comply with all other applicable laws and regulations governing your Award, and you may not purchase such shares if the Company determines that such purchase would not be in material compliance with such laws and regulations.

7. UNVESTED SHARE REPURCHASE OPTION

(a) Repurchase Option. In the event your Continuous Service terminates, then the Company will have an irrevocable option (the “Repurchase Option”) for a period of ninety (90) days after said termination, or such longer period as may be agreed to by you and the Company, to repurchase from you or your personal representative, as the case may be, those shares that you purchased pursuant to this Agreement that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on your Award Notice (the “Unvested Shares”).

(b) Shares Repurchasable at the Lower of your Original Purchase Price or Fair Market Value. The Company may repurchase all or any of the Unvested Shares at a price per share equal to the lower of your Purchase Price per Share for such shares as indicated on your Award Notice or the Fair Market Value per share of the Unvested Shares on the date of repurchase.

8. EXERCISE OF REPURCHASE OPTION. The Repurchase Option will be exercised by written notice signed by such person designated by the Company and delivered or mailed as provided herein. Such notice will identify the number of shares of Common Stock to be purchased and will notify you of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth above. The Company will be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by you, or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company will become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company will have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by you.

9. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. To the extent the Repurchase Option remains in effect following such Corporate Transaction, it will apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments will be made to the price per share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the

Company’s capital structure; provided, however, that the aggregate price per share payable upon exercise of the Repurchase Option will remain the same.

10. ESCROW OF UNVESTED COMMON STOCK. As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Common Stock upon exercise of the Repurchase Option herein provided for, you agree, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three (3) Assignments Separate From Certificate duly endorsed (with date and number of shares left blank) in the form attached to the Award Notice as Attachment III, together with a certificate or certificates evidencing all of the Common Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of you and the Company set forth in Attachment IV to the Award Notice, which instructions also will be delivered to the Escrow Agent at the closing hereunder.

11. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you will exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. You will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares have not yet vested and been released from the Company’s Repurchase Option.

12. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, you may not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Option. After any Common Stock has been released from the Repurchase Option, you may not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

13. RESTRICTIVE LEGENDS. All certificates representing the Common Stock will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH REPURCHASE OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES

UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(d) Any legend required by appropriate blue sky officials.

14. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Common Stock, you represent to the Company the following:

(a) You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

(c) You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) You are familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by you ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Section 15 below.

(e) In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f) You further understand that at the time you wish to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

15. MARKET STAND-OFF AGREEMENT. By purchasing shares of Common Stock under your Award, you may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 15 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 15. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 15 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

16. TRANSFERABILITY. Your Award is not transferable, except with the consent of the Company, which the Company may withhold in its sole discretion.

17. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

18. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the shares of Common Stock that have been released from the Company’s Repurchase Option.

19. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

20. TAX OBLIGATIONS.

(a) At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award. You further agree to be responsible for, indemnify and hold the Company harmless for, all income taxes and for your portion of the employment taxes, imposed in connection with the purchase, vesting or otherwise in connection with the Award.

(b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

21. TAX CONSEQUENCES. The acquisition and vesting of the shares of Common Stock purchased pursuant to your Award may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date you purchase the shares pursuant to your Award. YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

22. NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

23. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

24. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.